UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

MATIV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

100 Kimball Place, Suite 600
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

1-800-514-0186

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2023, Mativ Holdings, Inc., a Delaware corporation (the “Company”), and the purchasers under the Company’s accounts receivable securitization facility, entered into an amendment to the Company’s accounts receivable securitization facility (the “Amended A/R Facility”) to, among other things, facilitate the previously-disclosed sale of the Company’s Engineered Papers Business to Evergreen Hill Enterprise Pte. Ltd., an affiliate of PT Bukit Muria Jaya.

The documentation for the Amended A/R Facility includes (i) Amendment No. 1 to the Receivables Purchase Agreement dated as of October 20, 2023, by and among the Company, Mativ Receivables LLC, a wholly-owned, consolidated, bankruptcy-remote subsidiary of the Company (“Seller”), the persons from time to time party thereto as purchasers (the “Purchasers”), PNC Bank, National Association, as administrative agent (“PNC” or “Administrative Agent”), and PNC Capital Markets LLC, as structuring agent (the “Receivables Purchase Agreement Amendment”) and (ii) Amendment No. 1 to Sale and Contribution Agreement, dated as of October 20, 2023 (the “Sale and Contribution Agreement Amendment”), by and among the Company, the originators party thereto, and the Seller.

The Receivables Purchase Agreement Amendment amends the original Receivables Purchase Agreement, dated as of December 23, 2022 (as amended, the “Amended Receivables Purchase Agreement”) and the Sale and Contribution Agreement Amendment amends the original Sale and Contribution Agreement, dated as of December 23, 2022 (as amended, the “Amended Sale and Contribution Agreement”), in each case by, among other things, (i) reflecting the repurchase by the Company from Seller of all of its accounts receivable and certain related assets previously sold by Company to Seller (collectively, “Receivables”), (ii) reflecting that the Company is no longer an originator of Receivables under the Amended A/R Facility, but remains the servicer and performance guarantor, (iii) reflecting the Company’s assignment of 100% of the ownership interests in Seller to Neenah, Inc., a wholly-owned subsidiary of the Company (“Neenah”), such that Neenah will now be able to contribute Receivables to Seller on a go-forward basis pursuant to the terms of the Sale and Contribution Agreement, as so amended, and (iv) updating the maximum Net Debt to EBITDA Ratio to match the level set forth in the Company’s First Lien Credit Agreement as in effect on the date of such amendments.

The Amended Receivables Purchase Agreement and the Amended Sale and Contribution Agreement contain certain customary representations and warranties, affirmative and negative covenants, indemnification provisions, and events of default, including those providing for the acceleration of amounts owed by the Seller to the Purchasers under the Amended Receivables Purchase Agreement upon the occurrence of certain events.

The foregoing summary of the Amended A/R Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the full and complete terms of the Receivables Purchase Agreement Amendment and the Sale and Contribution Agreement Amendment, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Amended A/R Facility is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1†	Amendment No. 1, dated as of October 20, 2023, to Receivables Purchase Agreement, dated as of December 23, 2022, by and among the Company, Mativ Receivables LLC, PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as structuring agent, and the purchasers party thereto.

10.2†	Amendment No. 1, dated as of October 20, 2023, to Sale and Contribution Agreement, dated as of December 23, 2022, by and among the Company, Mativ Receivables LLC and the originators party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

†

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Company agrees to furnish an unredacted, supplemental copy (including any omitted schedule or attachment) to the SEC upon request. Redactions and omissions are designated with brackets containing asterisks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mativ Holdings, Inc.

By:	/s/ Greg Weitzel
Greg Weitzel
Executive Vice President and Chief Financial Officer

Dated: October 25, 2023